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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-6

REGISTRATION STATEMENT UNDER THE SECURITIES ACT
OF 1933 FOR DEPOSITARY SHARES EVIDENCED BY
AMERICAN DEPOSITARY RECEIPTS

ALEX WAYNE DUNCAN
(Exact name of issuer of deposited securities as specified in its charter)

N/A
(Translation of issuer name into English)

Mississippi State Republic
(Jurisdiction of incorporation or organization of issuer)

ALEX WAYNE DUNCAN
(Exact name of depositary as specified in its charter)

275 WEST HILLS DRIVE  APARTMENT 2  HATTIESBURG, MISSISSIPPI
39402  (601) 596-9442
(Address, including zip code, and telephone number, including area code, of depositary principal executive offices)

275 WEST HILLS DRIVE  APARTMENT 2  HATTIESBURG, MISSISSIPPI
39402  (601) 596-9442
(Address, including zip code, and telephone number, including area code, of agent for service)

It is proposed that this filing become effective under Rule 466
(check appropriate box)

                  [X] immediately upon filing
                  [ ] on ( Date ) at ( Time ).

If a separate registration statement has been filed to register the deposited shares. Check the following box. [ ]

Calculation of Registration Fee

Title of Each Class of Securities to be Registered: American
Depositary Shares (ADSs), each ADS representing the right to receive one (1) share of ALEX WAYNE DUNCAN

Amount to be Registered: 1 share

Proposed Maximum Aggregate Price Per Unit: $5,000,000.00

Proposed Maximum Aggregate Offering Price: $5,000,000.00

Amount of  Registration Fee: $463.50

Persons who respond to the collection of information
contained in this form are not required to respond unless the form displays a currently valid OMB control number.

SEC 2001 (11-18)

PART I  INFORMATION REQUIRED IN PROSPECTUS

Item 1. Description of Securities To Be Registered.

The prospectus consists on one (1) share of American Depositary shares included as Exhibit 1 to the form of Deposit Agreement filed as Exhibit 1 pages 4-5 to this Registration Statement
which is incorporated herein by reference.

Item 2. Available Information.

Public reports are furnished by Issuer and Issuer publishes
information in English required to maintain the exemption from registration under Exchange Act 12g3-2(b).

PART II  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Exhibits.

Subject to the rules as to incorporation by reference, the
exhibits specified below shall be filed as a part of the
registration statement. Exhibits shall be appropriately lettered or numbered for convenient reference. Exhibits incorporated by reference may bear the designation given in the previous filing.
Instruction l to Item 601 of Regulation S-K applies to this
paragraph.

 (a) A copy of the Deposit Agreement or Deposit Agreements
under which the securities registered hereunder are issued. If the
Deposit Agreement is amended during the offering of the
Depositary
Shares, such amendments shall be filed as amendments to the
registration statement.  See Exhibit 1 pages 2-5, Qualified
Institutional Buyer Designation in form of Eligibility
Questionnaire,
International Documentary Collection Documents Against Payment
Instructions
and International Documentary Collection Documents Against
Payment.

 (b) Any other agreement, to which the depositary is a party relating to the issuance of the Depositary Share registered
hereby or the custody of the deposited securities represented thereby. N/A

 (c) Every material contract relating to the deposited
securities between the depositary and the issuer of the
deposited securities in effect at any time within the last three years.  N/A

 (d) An opinion of counsel as to the legality of the
securities being registered, indicating whether they will when sold be legally issued, and entitle the holders thereof to the rights specified therein.  N/A

 (e)  If the procedure in Rule 466 is being used, a
certification in the following form:  N/A

Item 4. Undertakings.

 (a) The depositary hereby undertakes to make available at
the principal office of the depositary in the United States, for inspection by holders of the ADRs, any reports and
communications received from the issuer of the deposited
securities which are both (1) received by the depositary as the holder of the deposited securities; and (2) made generally
available to the holders of the underlying securities by the issuer.

 (b) If the amounts of fees charged are not disclosed in the prospectus, the depositary undertakes to prepare a separate
document stating the amount of any fee charged and describing the
service for which it is charged and to deliver promptly a copy of
such fee schedule without charge to anyone upon request. The depositary undertakes to notify each registered holder of an ADR thirty days before any change in the fee schedule.
2 awd.exhibits.pdf begin awd.exhibits.pdf USPS REGISTERED MAIL TRACKING RB623177237US, USPS RETURN RECEIPT 9590 9402 6407 0303 3998 93 Page 1 of 1 ALEX WAYNE DUNCAN 275 WEST HILLS DRIVE APARTMENT 2 HATTIESBURG, MISSISSIPPI 39402 (601) 596-9442 MARCH 28, 2022 American Depositary Share Evidenced by American Depositary Receipt for deposited ordinary share of ALEX WAYNE DUNCAN Greetings To Whom These Presents May Come: This cover letter is to refer to the Registration Statement on Form F-6 (the "Registration Statement") to be filed with the Security and Exchange Commission (the "SEC") by the legal entity issuing American Depositary Share ("ADS") as hereinafter for the purpose to registering under the U.S. Securities Act of 1933, as amended (the"Securities Act"). Please find enclosed the following documents: The Eligibility Questionnaire, a CUSIP Information Sheet, an International Documentary Collection Instructions Documents Against Payment, an International Documentary Collection Documents Against Payment, a Federal Reserve Official Authorization List, a Resolution Authorizing and Institution to Open and Maintain and Use Services along with a Fingerprint Card submitted by the Authorized Signatory of the Corporation for this transaction, a Certified Copy of DEPOSITORY TRUST COMPANY IRREVOCABLE POWER OF ATTORNEY, Forrest County Chancery Court Records, Forrest County, MS, Book # 1389 Page # 512-513, filed on 03/07/2022, a Certified copy of FEDERAL RESERVE BANK OF ST. LOUIS and FEDERAL RESERVE BANK OF NEW YORK IRREVOCABLE POWER OF ATTORNEY, Forrest County Chancery Court Records, Forrest County, MS, Book # 1389 Page # 514-515, filed on 03/07/2022, and a Form COL Violation Warning Denial of Rights Under Color of Law for any and all persons past, present, and future for deprivation of rights, life, liberty, and property guaranteed and protected by The Constitution of the United States of America and the laws of the United States, under color of law, pursuant to 18 U.S.C. 242, which serves as public, legal notice and warning to any and all persons, public and private. The amount to be registered is (1) share American Depositary Share (the "ADS") at 5,000,000.00 proposed aggregate price per unit. The proposed offering price is to issue by ALEX WAYNE DUNCAN Corporation as the Depositary Bank Pledged/Endowed to THE ALEX WAYNE DUNCAN TRUST, with bank coordinates as follows: BANCORPSOUTH BANK, routing 084201278, and account XXXX8690. ALEX WAYNE DUNCAN, is a corporation organized under the laws of MISSISSIPPI (the "Company"), and Holders and Beneficial Owners from time to time of ADS issued thereunder. The American Depositary Share ("ADS") will represent one (1) ordinary share of the Company (the "Share") with the standing value as indicated on the Registration Statement. Based upon and subject to the foregoing, the American Depositary Share covered by the Registration Statement, when evidenced by American Depositary Receipts that are duly executed and delivered by the Depositary and issued in accordance wit. Nothing contained herein or in any document referred to herein is intended by this company to be used, and the addressee hereof cannot use anything contained herein or in any document referred to herein, as "tax advice" (within the meaning giving to such term by the U.S. . Internal Revenue Service ("IRS") in IRS Circular 230 and any related interpretative advice by the IRS in respect of IRS Circular 230 prior to the date hereof, and hereinafter used within such meaning and interpretative advice). The foregoing is limited to the laws of the State of New York, and is not illustrating as to the effect of the laws of any other jurisdiction(s), and the ADS or any other associated securities of ALEX WAYNE DUNCAN Corporation currently are not placed on any American or foreign exchange(s). I hereby consent to the use of this letter instruction to the above-mentioned Registration Statement. In giving such consent, we do not admit thereby that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended. Very truly yours, By: /s/ Alex Wayne Duncan Authorized Signatory, Principal All Rights Reserved. Void Where Prohibited By Law. Encouraged Where Endorsed By Public Policy. See attached Color of Law Warning Pursuant to 18 U.S.C. 242. USPS REGISTERED MAIL TRACKING RB623177237US, USPS RETURN RECEIPT 9590 9402 6407 0303 3998 93 THE DEPOSITORY TRUST COMPANY (DTC) ELIGIBILITY QUESTIONNAIRE DTC is a subsidiary of The Depository Trust & Clearing Corporation To make a new issue of securities DTC eligible, the completed questionnaire and a copy of the offering statement/prospectus (preliminary or final) must be submitted to DTC's Underwriting Dept. at least 10 business days prior to the issue's closing date. If complete CUSIP INFORMATION (CUSIP numbers, interest rates, and final maturities) is not included with the questionnaire , please provide to DTC in writing at least seven business days prior to the closing date. (With respect to corporate issues, upon pricing of the issue.) ISSUE INFORMATION Please check one of the following: C] Municipal 7Corporate D Limited Underwriting O ABS O CMO Please indicate whether or not the issue is a "security" as such term is defined in Article 8 of the New York Uniform Commercial Code. No Please indicate whether or not the issuer is a United Kingdom entity. No Please check at least one of the following, the issue is: with the SEC for resale under Rule 144A of the '33 Act for resale under Regulation S of the '33 Act Issuer relying on Section 3(c)(7) of the '40 Act Exempt under Rule 3(a)(2) of the '33 Act O Exempt under another exemption(s); indicate exemption(s): Issuer Name/lssue Description: sccuRrr,v cavD # State of Incorporation or Issue Principal]Offering Amount: Share Quantity: Closing Date: 03 / Is this a Book-Entry-Only issue (with no certificates available to investors) Yes or No (If yes, a Letter of Representations is required.) Does this issue contain a put/tenderfeature? Yes or No (If yes, for certificated issues a Tender Letter of Representations is required). Du,QCArt Lead Underwriter A/O( Wayne Puncan Lead Underwriter Contact Phone DTC Participant account number to be credited at the time of closing: IfLead Underwriter is not a DTC Participant, please provide clearing DTC Participant contact information. FRO Of YORK 7ROSOOO Clearing DTC Participant Contact Phone CONTACT INFORMATION (Continued) BANCORPSOUTH Transfer Agent Transfer Agent Contact Phone Paying Agent Paying Agent Contact Alex Wayne Duncan Duncan Issuer's Counsel Contact Phone Alex Wayne Duncan Remarketing Agent (provide if applicable to the issue) Alex Remarketing Agent Contact Phone Alex Wayne Duncan Tender Agent (provide if applicable to the issue) Alex Wayne Duncan Tender Agent Contact Phone DELIVERY OF SECURITIES Will the securities be eligible as a FAST (Fast Automated Securities Transfer) issue? Yes No If no, provide the date the securities will be delivered to DTC: Note: Please use the address listed on the CUSIP INFORMATION page to deliver securities to DTC at least one business day before closing. For additional information, please contact DTCs Interface/Underwriting Department at the numbers provided. SUBMITTED BY (PLEASE CHECK ONEI: Underwriter x (Authorized Signature) 06/00 FINAL PRINCIPAL/ INITIAL CUSIP INTEREST MATURITY/ OFFERING TYPEOF OFFERING FAX MUNICIPAL CORPORATE ISSUEELIGIBILITY 855,3726B728 855,3782 855,3704 (AREACODE212? ATTENTION ELIGIBILITY DEPARTMENT THE DEPOSITORY TRUSTCOMPANY To forward issue information UNDERWRITING DEPARTMENT NUMBER RATE AMOUNT ISSUE* 55WATERSTREET,19THFLOOR UNDERWRITINGPROCESSING NEWYORK,NY10041?099 855,3744B774 FAX 855,5003 DELIVERYOFSECURITIES INTERFACE/UNDERWRITING TODTC orunderwritingdistributiononly) 855,882m8821 FAX 855,8703m707 ATTENTION:INTERFACE/UNDERWRITINGDEPT. THEDEPOSITORYTRUSTCOMPANY AUTHORIZATIONFORCLOSING 55WATERSTREET; ISL, UNDERWRITINGSECURITIES) 855,3752B753B75 3755 NEWYORK,NY10041,0099 FAX 855,3607 DEPARTMENTMANAGERS 855,3793B733 FAX 855,3726 728 USPS REGISTERED MAIL TRACKING RB623177237US, USPS RETURN RECEIPT 9590 9402 6407 0303 3998 93 Page 1 of 2 International Documentary Collection Instructions Documents Against Payment International Documentary Collection Against Payment or "DIP." An Intemational Documentary Collection Against Payment is a formal request for payment made by a bank on behalf of its customer. The bank acts solely as an agent and assumes no responsibility . for the requested payment. Collection Instructions: 1. We agree to electronic funds transfer pursuant to The Check Clearing for the 21st Century Act ("Check 21"). All rights reserved. Deprivation of rights, life, liberty, and property guaranteed and protected by The Constitution of the United States of America, under color of law, is strictly prohibited pursuant to and in accordance with 18 U.S.C. S 242. 2. The DEPOSITORY TRUST COMPANY as appointed Irrevocable Power of Attomey and Fiduciary has full authority and responsibility to create, sign, perfect, and file any and all additional documents, instruments, agreements and financing statements necessary or desirable as detennined by The DEPOSITORY TRUST COMPANY on behalf of Panicipant ALEX WAYNE DUNCAN to perfect this transaction, and to secure and maintain good standing and Participant compliance with The DEPOSITORY TRUST COMPANY pursuant to and in accordance with The DEPOSITORY TRUST COMPANY'S Rules, By-Laws and Procedures. see attached DEPOSITORY TRUST COMPANY IRREVOCABLE POWER OF ATTORNEY, Forrest County Chancery Court Records, Forrest County, MS, Book # 1389 Page # 512-513, filed on 03/07/2022. The DEPOSITORY TRUST COMPANY is hereby instructed to accept, file, and transmit the attached documents and funds physically and electronically in the appropriate file and account by restricted, special deposit, for Participant ALEX WAYNE DUNCAN in The DEPOSITORY TRUST COMPANY'S correct data system, and to transmit the correct funds for payment to The FEDERAL RESERVE BANK OF ST. LOUIS. 3. The FEDERAL RESERVE BANK OF LOUIS and The FEDERAL RESERVE BANK OF NEW YORK as appointed Irrevocable Power of Attomey and Fiduciary have full authority and responsibility to create, sign, perfect, and file any and all additional documents, instruments, agreements and financing statements necessary or desirable as determined by TheFEDERAL RESERVE BANK OF LOUIS and The FEDERAL RESERVE BANK OF NEW YORK on behalf of Participant ALEX WAYNE DUNCAN to perfect this transaction, and to secure and maintain good standing and Participant compliance with The FEDERAL RESERVE BANK pursuant to and in accordance with The FEDERAL RESERVE BANK'S Rules, By-Laws and Procedures. see attached FEDERAL RESERVE BANK OF ST. LOUIS and FEDERAL RESERVE BANK OF NEW YORK IRREVOCABLE POWER OF ATTORNEY, Forrest County Chancery Court Records, Forrest County, MS, Book # 1389 Page # 514-515, filed on 03/07/2022. The FEDERAL RESERVE BANK OF ST. LOUIS and The FEDERAL RESERVE BANK OF NEW YORK are hereby instructed to accept and file the attached documents and funds physically and electronically in the appropriate file and account by restricted. special deposit, for Participant ALEX WAYNE DUNCAN in The FEDERAL RESERVE BANK OF ST. LOUIS'S and FEDERAL RESERVE BANK OF NEW YORK'S comect data systems , and transmit the correct funds for payment to BANCORPSOUTH BANK, ALEX WAYNE DUNCAN TRUST, Routing # 084201278, Account # 79798690. Dale: 03/28/2022 Seller Ref: 1--113374691 Drawer (Seller): ALEX WAYNE DUNCAN Address 1: DEPOSITORY TRUST COMPANY 55 WATER STREET NEW YORK NY 10041 Address 2: 275 WEST HILLS DRIVE APT 2 HATTIESBURG MISSISSIPPI 39402 Contact Person: ALEX WAYNE DUNCAN Phone Number. 6015969442 Drawee (Buyer): ALEX WAYNE DUNCAN / FRB OF ST. LOUIS 081000045 Address 1: ONE FEDERAL RESERVE BANK PLAZA ST. LOUIS MO 63102 Address 2: 275 WEST HILLS DRIVE APT 2 HATTIESBURG MISSISSIPPI 39401 Collecting Bank [buyer's Bank): BANCORPSOUTH BANK Address: 713 BROADWAY DRIVE HATTIESBURG MS 39401 Documents for a ment included: Draft/lnvqice #: 1041 USD Amount (in Figures): 5000000 Amount (in words): FIVE MILLION Tenor. AT SIGHT Upon payment please credit our account as follows: Account Name: ALEX WAYNE DUNCAN TRUST Account Number: 79798690 Bank Name: BANCORPSOUTH BANK Bank Address: 713 BROADWAY DRIVE HATTIESBURG MS 39401 Bank Routing Number: 084201278 * All Rights Reserved. * Void Where Prohibited By Law. Encouraged Where Endorsed By Public Policy. See attached Color of Law Warning Pursuant to 18 U.S.C. 242. USPS REGISTERED MAIL TRACKING RB623177237US, USPS RETURN RECEIPT 9590 9402 6407 0303 3998 93 Page 2 of 2 Date: 03/28/2022 Seller Ref: 1-113374691 Seller/Drawer: ALEX WAYNE DUNCAN Address. l: DEPOSITORY TRUST COMPANY 55 WATER STREET NEW YORK NY 10041 Address 2: 275 WEST HILLS DRIVE Contact. Person: ALEX WAYNE DUNCAN Buyer/Drawee/Drawn on: Collecting Bank: Name: ALEX WAYNE DUNCAN / FRB OF ST. LOUIS 081000045 Name: BANCORPSOUTH BANK Address 1: ONE FEDERAL RESERVE BANK PLAZA Account Name: ALEX WAYNE DUNCAN TRUST ST. LOUIS MO 63102 Routing Number. 084201278 Ad-rss-2: 275 WEST HILLS DRIVE APT 2 Account Number: 79798690 HATTIESBURG MISSISSIPPI 39402 Address: 713 BROADWAY DRIVE HATTIESBURG MS 39401 Draft/lnvoice #: 1041 Draft Amount: USD 5000000 Tenor: AT SIGHT Deliver Documents Against Payment Pqcuments Draft Invoice Packing List Certificate of Origin Insurance B/L Other Originals x x x x x x x Covering Shipment of: PORTAL v/ Drawee Bank charges are to be paid by Drawee(s) v/ Your charges are to be paid by Drawer V Drawee(s) v/ Debit our account See Line 10 below for your charges O Waive charges if refused by the Drawee(s) & charge us Do not waive charges Advise Non-Acceptance and/or Non-payment by SWIFT Advise Payment and/or Acceptance by SWIFT v/ Protest for Non-Payment Do not Protest Line 10: BANCORPSOUTHBANK ALEX WAYNE DUNCAN TRUST ROUTING # 084201270 ACCOUNT # 79798690 i l LJDQn payment please credit our. account as follQws: Account Name: ALEX WAYNE DUNCAN TRUST AccumLNumber: 79798690 Bank Name: BANCORPSOUTH BANK Bank Address: 713 BROADWAY DRIVE HATTIESBURG MISSISSIPPI 39401 Bank Routing Number: 084201278 1 i By: ;a/ex- wayoe:duocaa hi ra r lic . mi e ALEX WAYNE DUNCAN Authorized Signat01y/Principa1 03/28/2022 Drawer/Customer's Authorized Signature Name and Title Date ALEX WAYNE DUNCAN International Bill of Exchange UNCITRAL Convention Resolution No. A/RES/43/165/ Issued Dec 9, 1988. Drawn in particular to Articles 1-7, 11, 12, 13, 46(3), 47(1) and 53. Date: 03/28/2022 No: 1041 Place of drawing 275 WEST HILLS DRIVE APT 2 HATTIESBURG MISSISSIPPI 39402 Pay to the order of ALEX WAYNE DUNCAN Amount FIVE MILLION USD 5000000 Value received and charge to account of ALEX WAYNE DUNCAN / FRB OF ST. LOUIS 081000045 To: FEDERAL RESERVE BANKOF ST. LOUIS 081000045 Address: ONE FEDERAL RESERVE BANK PLAZA ST. LOUIS MO 63102 International Bill of Exchange UNCITRAL Convention Resolution No. A/RES/43/165/ Issued Dec 9, 1988. Drawn in particular to Alticles 1-7, 11, 12, 13, 46(3), 47(1) and 53. Drawer By: Authorized Signatory / Wthout Prejudice/AMthout Recomse Redeem in Lawful Money. EFT Pennitted. Ali Rights Reserved. For Restricted, Special Deposit Good as Aval * All Rights Reserved. * Void Where Prohibited By Law. Encouraged Where Endorsed By Public Policy. See attached Color of Law Warning Pursuant to 18 U.S.C. S 242. To: FRB OF ST. LOUIS: USPS Certified Mail Tracking 7020 2450 0001 9059 5537, USPS Return Receipt 9590 9402 6613 1028 3108 34. To: FRB OF NY: USPS Certified Mail Tracking 7020 2450 0001 9059 5490, USPS Return Receipt 9590 9402 6613 1028 3107 66. (6.18.04) Resolutions Authorizing an Institution to Open and Maintain Accounts and Use Services As evidenced by my signature below, I certify that the following are correct and complete copies of the resolutions duly adopted on 02/2312022 by the board of directors of (date) ALEX WAYNE DUNCAN ("Institution"), a banking corporation (official name of banking institution) duly established and operating under the laws of State of Mississippi, United States ofAmerica, with its head office located at 275 WEST HILLS DRIVE, APARTMENT 2, HATTTIESBURG, MISSISSIPPI 39402 in accordance with applicable law and the Institution's chartering documents. I also certify that such resolutions have not been modified, remain in effect, and are not in conflict with any provisions of the Institution's certificate of incorporation, by-laws, or chartering and/or licensing statutes or requirements: 1. RESOLVED, that the Institution is authorized to open and/or maintain a Master Account at the Federal Reserve Bank of the District in which the Institution is located, to agree to all of the provisions of the Federal Reserve Banks' Operating Circular No.l, Account Relationships, to obtain services from and incur obligations to any Federal Reserve Bank, and to agree to all of the provisions of the Federal Reserve Banks' operating circulars covering such services. 2. RESOLVED, that the President, the Chief Financial Officer, Cashier, and MASTER ACCOUNT HOLDER (exact titles of officials, or if Institution chooses to authorize specific individuals, insert names and titles of such individuals) of the Institution, and each of their successors in office, are each hereby authorized and directed to transmit to the Federal Reserve Banks a list of the names, titles and signatures of persons to be recognized as authorized to apply for a Master Account in the Institution's name, execute agreements relating to such account or any Federal Reserve Bank services, issue instructions on the Institution's behalf to any Federal Reserve Bank, and transact business on the Institution's behalf. 3. RESOLVED, that the officials designated in the foregoing resolutions are each hereby authorized to do any and all acts that may be necessary or incidental to any transaction authorized by the relevant resolution, or that may be designed to carry out the purpose of such resolution; and that such resolution and all the powers hereby granted shall continue in full force until . written notice of revocation has been received by the Federal Reserve Bank of the District in which the Institution is located and such Federal Reserve Bank has had reasonable time to act . on such notice. 4. RESOLVED, that all prior resolutions regarding accounts with Federal Reserve Banks and/or the use of Federal Reserve Bank services (other than resolutions authorizing the Institution to borrow from and pledge collateral to a Federal Reserve Bank and resolutions relating to daylight . overdraft capacity and net debit caps) are hereby revoked. (Signature of certifying official)G Duncan, Alex Wayne, Authorized Siqnatory (Name and Title) 02/23/2022 (Date) * All Rights Reserved. * Void Where Prohibited By Law. * Encouraged Where Endorsed By Public Policy. * See attached Color of Law Warning Pursuant . to 18 U.S.C. 242. The certifying official must be the Secretary or Assistant Secretary of the Institution or another officer of similar or higher rank. The official also must have the authority to certify the statements in this document and may not be a person authorized in Paragraph 2. Federal Reserve Bank Official Authorization List To: FRB OF ST. LOUIS: USPS Certified Mail Tracking 7020 2450 0001 9059 5537, USPS Receipt 9590 9402 6613 1028 3108 34. Page To: FRB OF NY: USPS Certified Mail Tracking 7020 2450 0001 9059 5490, FRBservices.ora USPS Return Receipt 9590 9402 6613 1028 3107 66. This supersedes our previous Official Authorization List? * If neither is selected, revious list will also remain in effect Yes No Financial Institution Name* ALEX WAYNE DUNCAN Routing (ABA) Number* 013374691 Effective Date 02 23 2022 Street Address* 275 WEST HILLS DRIVE Telephone* 601 596 9442 Street Address APARTMENT 2 City* HATTIESBURG State* Mississippi Zip Code* 39402 Authorizing Officer* (Must be identified by name or title in Paragraph 2 of your Institution's authorizing Resolutions): Signature* Title* MASTER ACCOUNT HOLDER Name ALEX Middle Initial w Last* DUNCAN Suffix Phone* 601 596 9442 Extension Email Address* TNPRODIGY@GMAIL.COM Certifying Official (The section must be completed if Paragraph 2 of your Institution's authorizing Resolutions identifies Authorized Officers by title only. The Certifying Official must be the Secretary or Assistant Secretary of the institution or another officer of similar or higher rank. The official must also have the authority to certify the statements in this document.) Federal Reserve Bank Official Authorization List Page 2 of 2 To the Federal Reserve Banks: Below are the names, titles, and signatures of the individuals authorized to transact business and issue instructions (except for Discount Window, Operating Circular 10, transactions) on behalf of the Institution identified on page one of this document. Name: First ALEX Middle Initial w Last DUNCAN Suffix Phone: 01 596 9442 Extension: Title: MASTER ACCOUNT HOLDER Email: TNPRODIGY@GMAIL.COM Signature: ; a : cluoca q Limitations to Authority: (leave blank if none) Name: First Middle Initial Last Suffix Phone: Extension: Title: Email: Signature: Limitations to Authority: (leave blank if none) Name: First Middle Initial Last Suffix Phone: Extension: Title: Email: Signature: Limitations to Authority: (leave blank if none) The Authorizing Officer on Page 1 of this document is required to sign each page of the Official Authorization List. * All Rights Reserved. * Void Where Prohibited By Law. * Encouraged Where Endorsed By Public Policy. * See attached Color of Law Warning Pursuant to 18 U.S.C. 242 You may add additional signers by completing this page multiple times and submitting it with your request. Please indicate the total number of pages, Including the first/notary page, appropriately at the top right hand corner of this document. Last Updated: 08/2012 To: FRB OF ST. LOUIS: USPS Certified Mail Tracking 7020 2450 0001 9059 5537, USPS Return Receipt 9590 9402 6613 1028 3108 34. To: FRB OF NY: USPS Certified Mail Tracking 7020 2450 0001 9059 5490, USPS Return Receipt 9590 9402 6613 1028 3107 66. SIGNATURE CARD ' dunca,q ALEX WAYNE DUNCAN USPS REGISTERED MAIL TRACKING RB623177237US, USPS RETURN RECEIPT 9590 9402 6407 0303 3998 93 Page 1 of 2 LANCE C. REID CHANCERY CLERK ALEX WAYNE DUNCAN 275 WEST I-ILLS DRIVE APARTMENT 2 HATTIESBURG, MISSISSIPPI 39402 (601) 596-9442 IRREVOCABLE POWER OF ATTORNEY ALEX WAYNE DUNCAN ("Institution"), an incorporated depository institution having its principal office at 275 West Hills Drive, Apartment 2, in the City of Hattiesburg, County of Lamar, State of Mississippi, pursuant to and in accordance with the Power of Appoinment Act of 1951, hereby irrevocably appoints the FEDERAL RESERVE BANK OF ST. LOUIS, the FEDERAL RESERVE BANK OF NEW YORK, and/or the FEDERAL RESERVE BANK OF ST. LOUIS'S and the FEDERAL RESERVE BANK OF NEW YORK'S designated standing proxy(ies) ("Banks") as with full power of substitution, as its t-ue and lawful attomey in fact with full irrevocable power and authority in the place and stead of Institution, to endorse, assign, transfer, and deliver collateral for obligations as defined under the provisions of Operating Circular No. 10 and/or security for deposits of moneys under the applicable Department of Treasury regulations to any party, and to take any action deemed necessary or advisable by the Banks to either protect the Banks' interests or exercise its rights under Operating Circular No. 10 or applicable Department of Treasury regulations, including taking any acton to perfect or maintain the Banks' secunty interest (including but not limited to recording an assignment of a mortgage or filing a financing statement). This power of attorney is coupled with an interest and as such is irrevocable and full power of substitution is granted to the assignee or holder. Banks have all rights, powers, and authority to create, sign, perfect, and file any and all additional documents, instruments, agreements and financing statements necessary or desirable as detennined by the Banks on behalf of Institution to secure and maintain good standing and compliance with the Banks pursuant to and in accordance with the Banks' applicable Operation Circulars, Rules, By-Laws, and Procedures. Insitution hereby ratfies any and all action as authorized herein previously taken by its abovenamed attorney in fact The rights, powers and authority of the attomey in fact to exercise, perfonn and cause to be done any and all act whatsoever requisite and necessary by virtue of authority hereof shall remain in full force and effect and are binding upon Institution, its legal representatives, successors and assigns until all obligations of Institution to Bank have been fully sadsfied and discharged. IN WITNESS VVHEREOF, Insdtution has caused its corporate seal to be hereunto affixed and has executed this power of attorney as of the 7th day of March, 2022. Book 1389 Pa e515 Instrument# 8?4563 DEED 3/7/2022 12.35:43 PM Page 2 of 2 JURAT oo rnn State of Mississippi County of Forrest TIC) XO On March 7, 2022, before me, Alex Wayne Duncan, Master Account Holder and Authorized Signatory personally appeared and proved to me on die basis of satisfactory evidence to be the person whose name is subscribed to the widlin instrument and aclmowledged to me that he executed the same in his authorized capacity and that by his signature on the instruments the person, or the entity on behalf of which the person acted, executed the instrument. o WITNESS my hand and official seal. It-le My Commission Explres January 2, 2024 rn o o My Commission Expires ITI o o I, Alex Wayne Duncan, affinn under the penalty of perjury under the laws of the United States of America, that the forgoing is true and correct to the best of my knowledge and understanding. Signature Date USPS REGISTERED MAIL TRACKING RB623177237US, USPS RETURN RECEIPT 9590 9402 6407 0303 3998 93 Page 1 of 2 FORREST COUNTY, MS LANCE C. REID CHANCERY CLERK ALEX WAYNE DUNCAN 275 WEST I-m.LS DRIVE APARTrvfENT 2 HATTIESBURG, Mississippi 39402 (601) 596-9442 IRREVOCABLE POWER OF ATTORNEY ALEX WAYNE DUNCAN ("Institution"), an incorporated depository institution having its principal office at 275 West Hills Drive, Apartlnent 2, in the City of Hattiesburg, County of Lamar, State of Mississippi, pursuant to and in accordance with the Power of Appointment Act of 1951, hereby irrevocably appoins the DEPOSITORY TRUST COTvPANY and/or the DEPOSITORY TRUST COD/IPANY'S designated standing proxy(ies) as its lawful attomey with full Power of Attorney to do all or any of the following acts with respect to the American Depository Shares representing shares of ALEX WAYNE DUNCAN'S that the DEPOSITORY TRUST COMPANY holds in safe custody on behalf of ALEX WAYNE DUNCAN as a Participant in the DEPOSITORY TRUST COMPANY 1. To sign and file required forms with competent tax authorities in order to secure any tax privileges and benefits such as tax reducion or tax-exemption at source. 2. To create, sign, perfect, and file any and all additonal documents, instruments, agreements and financing statements necessary or desirable as determined by the DEPOSITORY TRUST COMPANY on behalf of Participant ALEX WAYNE DUNCAN to secure and maintain good standing and Partcipant compliance with the DEPOSITORY TRUST COMPANY pursuant to and in accordance with the DEPOSITORY TRUST COMPANY'S Rules, By-Laws and Procedures. 3. To receive on behalf of Participant ALEX WAYNE DUNCAN, and to execute and deliver, in the name and on behalf of Participant ALEX WAYNE DUNCAN, any and all additional documents, insuuments, agreements and financing statements necessary or desirable as determined by the DEPOSITORY TRUST COMPANY, in its sole discrecion, and to create and perfect the Pledge, Donation, and Pledge of the Preferred Stock Security Interest, and credit of the full amount of to the Settlement Account of Pardcipant ALEX WAYNE DUNCAN. 4. To sell some or all of ALEX WAYNE DUNCAN'S shares of Preferred Stock, together with all thereon, proceeds thereof and replacements or substitutions therefor, to be made by appropriate entries on the books of the DEPOSITORY TRUST CONIPANY, without any further action or consent required on the part of the Participant ALEX WAYNE DUNCAN, whose shares of Preferred Stock are sold, and the Settlement Account of Participant ALEX WAYNE DUNCAN shall be credited with the full amount of such proceeds. 5. To perform any other act as may be necessary to execute the acG menfioned herein. The Undersigned also authorizes the DEPOSITORY TRUST COIv1PANY and/or the DEPOSITORY TRUST COMPANY'S designated standing proxy(ies) to submit this power of attorney or a photocopy of it to competent tax authorities and any other competent requested inquirer that the DEPOSITORY TRUST COMPANY deems necessary. MS Book Instrument# 1389 Pa 894562e 513 DEED 3/7/2022 PM Page 2 of 2 IN WITNESS WHEREOF, Institution has caused its corporate seal to be hereunto affixed and has executed this,power of attorney as of the 7th day of March, 2022. oo rnn By: Signature of Certifying Officer Date CO State of Mississippi o County of Forrest o z rn On March 7, 2022, before me, Alex Wayne Duncan, personally appeared and proved to me on the basis of saisfactory evidence to be the puson whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity and that by his signature on the instruments the person, or the entity on behalf of which the person acted, executed the instrument. o o o WITNESS my hand and official seal. o z o o My Commission Expires I, Duncan, Alex-Wayne, the living, breathing, human being, one of the people and free in habitant, affrm under the penalty of perjury under the laws of the United States of America, that the forgoing is hue and correct to the best of my knowledge and understanding. Signature Date RB623177237US, USPS Return Receipt : 9590 9402 6407 0303 3998 93 Page 1 of 2 NOTARY PRESENTMENT CERTIFICATE OF SERVICE AND AFFIDAVIT OF TRUTH State of Mississippi County of Forrest On this 30th day of 2022, duncan, alex-wayne, the living, breathing, human being, one of the people and free inhabitant, appeared before me and proved to be satisfactory of understanding. I sealed a package for him to be mailed to The DEPOSITORY TRUST COMPANY, ATTN: INTERFACE / UNDERWRITING DEPT., 55 WATER STREET; ISL - (UNDERWRITING SECURITIES), NEW YORK, NEW YORK 10041-0099, by USPS Registered Mail Tracking RB623177237US, and USPS Return Receipt 9590 9402 6407 0303 3998 93, that contained the following: 1. A Cover Sheet With Instructions specifically saying "Accept and file the above mentioned documents both physically and electronically, follow the specific transmittal instructions given on the documents, and update the appropriate DEPOSITORY TRUST COMPANY'S data and data systems to reflect Participant ALEX WAYNE DUNCAN'S twenty million (20,000,000.00) Pledge Collateral received and deposited by restricted, special deposit, and create, sign, perfect, and file any additional documents, insn-uments, agreements, and financing statements necessary or desirable on behalf of Participant ALEX WAYNE DUNCAN to activate, secure, and maintain full compliance with The DEPOSITORY TRUST COMPANY'S applicable Rules, By-Laws, and Procedures, and transmit the appropriate funds to the designated account for ALEX WAYNE DUNCAN immediately upon receiving, or within one (1) day of receiving this package at the most. You are to contact me in writing within three (3) days of receiving this package. including weekends. if there is any reason or reasons that is preventing you from transferring the funds, and why Participant ALEX WAYNE DUNCAN is not a Participant with the DTC2 then everyfring above mentioned and enclosed in this package stands as Law. Thank you for your business, service, and your extreme contributions for the People of the United States of America " 2. GSA bond forms SF24, SF25, SF25A, SF1414, SF1415, SF1416, SF1418, SF273, SF274, and SF275, all in the amount of twenty million (20,000,000.00), and also an Original, Certified State of Mississippi Birth Certificate # 1238541359 with a Copy of The State of Mississippi Authentication, and a Copy of The United States of America authentication attached, SF28 with instructions attached, and the Original Social Security Card # 571777240/ H13374691, to be deposited by restricted* special deposit in the appropriate account of Participant ALEX WAYNE DUNCAN, 3. A Certified Copy of the Irrevocable Power of Attorney appointment to The DEPOSITORY TRUST COMPANY, filed in Book 1389 Page 512-513 on March 7, 2022 in the Forrest County Chancery Court Records, Forrest County, Mississippi, that is being registered with the SEC Forms F-6EF and FIO-12G, 4. A Certified Copy of the Irrevocable Power of Attorney appointment to the FEDERAL RESERVE BANK OF ST. LOUIS and the FEDERAL RESERVE BANK OF NEW YORK, filed in Book #: 1389 Page #: 514-515 on March 7, 2022 in the Forrest County Chancery Court Records, Forrest County, Mississippi, that is being registered with the SEC Forms F-6EF and FIO-12G, 5. A Copy of the font and back of driver's license, 6. An Eligibility Questionnaire for Acceptance and CUSIP Information Sheet attached, 7. An International Documentary Collection Instructions Document Against Acceptance and International Documentary Collection Documents Against Acceptance and restricted, special deposit instructions, 8. An Eligibility Questionnaire for Payment and CUSIP Information Sheet, that is being registered with the SEC Forms F-6EF and FIO-12G, 9. An International Documentary Collection Instructions Documents Against Payment and International Documentary Collection Documents Against Payment, and restricted, special deposit . instructions, that is being registered with the SEC on Forms F-6EF and FIO-12G, 10. A Resolution Authorizing an Institution to Open and Maintain Accounts and Services with the FEDERAL RESERVE BANK, that is being registered with the SEC Forms F-6EF and FIO-12G, : RB623177237US, 9590 9402 6407 0303 3998 93 Page 2 of 2 11. A FEDERAL RESERVE BANK Authorization List, that is being registered with the SEC Forms F-6EF and FIO-12G, 12. A Signature Card, and an additional Certificate and Official Signature Signature Card For Fed Checks (Appendix 4), that are being registered with the SEC Forms F-6EF and FIO-12G, 13. A DEPOSITORY TRUST COMPANY Operational Arrangements Agent Letter, 14. A Form COL Violation Warning Denial of Rights Under Color of Law for any and all persons past, present, and future for deprivation of rights, life, liberty, and property guaranteed and protected by The Constitution of the United States of America and the laws of the United States, under color of law, pursuant to 18 U.S.C. 242, which serves as public, legal notice and warning to any and all persons, public and private, that is being registered with the SEC Forms F-6EF and FIO-12G, 15. Five (5) Notary Presentment Certificate of Service and Affidavit of Truth from the Forrest County Chancery Court's Office, Forrest County, MS, that was mailed by USPS Certified Mail with USPS Return Receipts to, The FEDERAL RESERVE BANK OF ST. LOUIS, The FEDERAL RESERVE BANK OF NEW YORK, The FEDERAL RESERVE BANK OF ATLANTA, The FEDERAL RESERVE BANK OF KANSAS CITY, and The FEDERAL RESERVE BANK OF MINNEAPOLIS, 16. Five (5) copies of the USPS Return Receipts that was officially stamped by The FEDERAL RESERVE BANK OF ST. LOUIS, The FEDERAL RESERVE BANK OF ATLANTA, The FEDERAL RESERVE BANK OF KANSAS CITY, The FEDERAL RESERVE BANK OF MINNEAPOLIS, and one was not stamped by The FEDERAL RESERVE BANK OF NEW YORK, but a copy of the USPS Delivery Confirmation is attached, and 17. A Notary Presentment Certificate of Service and Affidavit of Truth for this mailed package to the DTC. My address is the Forrest County Circuit Clerk's Office, 630 Main Street, Hattiesburg, Mississippi, 39401. I am not a party to this transaction. Title My Commission Expires AFFIDAVIT OF TRUTH I, duncan, alex-wayne, the living, breathing, human being, one of the people and a free inhabitant, affirm under the penalty of perjury under the laws of the United States of America, that the forgoing is ffue and correct to the best of my knowledge and understanding. Signature SENDER: COMPLETE THIS SECTION COMPLETE THIS SECTION ON DELIVERY Complete items 1, 2, and 3. Print your name and address on the reverse so that we can return the card to you. Attach this card to the back of the mailpiece, or on the front if space permits. C. Date of Delivery FORK, NY /00q/ 009? 9590 9402 6407 0303 3998 93 D. Is delivery address different from item Yes or No If YES, enter delivery address below: NO 3. Service Type D Priority Mail Express Adult Signature Registered MailTM C] Adult Signature Restricted Delivery C] Registered Mail Restricted Certified Mail Delivery O Certified Mail Restricted Delivery D Signature ConfirmationTM C] Collect on Delivety Signature Confirmation Cl Collect on Delivery Restricted Delivery Restricted Delivery Insured Mail Insured Mail Restricted Delivery (over $500) 2. Article Number (Transfer from service label) RB 623 /77 US PS Form 3811 , July 2020 PSN 7530-02-000-9053 Domestic Return Receipt 22023999-1 o United States of America DEPARTMENT OF STATE To all to whom these presents shall come, Greetings: I Certify That the document hereunto annexed is under the Seal of the Secretary of State of the State(s) of Mississippi, and that such Seal(s) is are entitled to full faith and credit. * *For the contents of the annexed document, the Department assumes no responsibilitv This certificate is not valid if it is removed or altered in any way whatsoever In testimony whereof, I, Antony J. Blinken, Secretary of State , have hereunto caused the seal of the Department of State to be affixed and my name subscribed by the Assistant Authentication Officer, of the said Department, at the city of Washington, in the District of Columbia, this eleventh day of March, 2022. Issued pursuant 10 CIIXI[', State of sept. 15, 1789, 1 Stat. 68-69: 22 ( sc 2657: 22t;sc 2651a; 5 [sc 301; 28 USC 1733 et. seq.; 8 ('SC 1 3//), RULE 44 Federal Rules o/ Assistant Authentication Officer, C';vil Procedure. of State Department USPS REGISTERED MAIL TRACKING RB623177237US, USPS RETURN RECEIPT 9590 9402 6407 0303 3998 93 Form COL Violation Warning Denial of Rights Under Color of Law Violation Warning 18 U.S.C- 5242; 18 U.S.C. 5245; 42 U.S.C. 51983 Name and address of Citizen ALEX WAYNE DUNCAN 275 WEST HILLS DRIVE APARTMENT 2 4 Name and address of Notice Recipient This Warning serves as Public, Legal Notice to any and all persons, past, present, and future, public and private, Citizen's statement: Public, Legal Notice: I do not consent to waiving any of my rights, remedies, or defenses, statutory or procedural, guaranteed and protected by the Declaration of Independence, the Articles of Confederation, the Constitution of the United States of America, and the Constitution of the State of Mississippi. I certify that the forgoing information stated here is true and correct. Citizen's signature By: :alex- Wayne : duncan I Date 03/28/2022 Legal Notice and Warning Federal law provides that it is a crime to violate the Rights of a citizen under the color-of-law. You can be arrested for this crime and you can also be held personally liable for civil damages. Attempting to cause a person to do something by telling that person that such action is required by law, when it is not required by law, may be a felony. 18 USC 5242 provides that whoever, under color of any law, statute, ordinance, regulation, or custom, willfully subjects any person in any State, Territory, Commonwealth, Possession, or District to the deprivation of any rights, privileges, or immunities secured or protected by the Constitution or laws of the United States shall be fined under this title or imprisoned not more than one year, or both. 18 USC 5245 provided that Vvhoever, whether or not acting under color of law, intimidates or interferes with any person from participating in or enjoying any benefit, service, privilege, program, facility, or activity provided or administered by the United States; [or] applying for or enjoying employment, or any perquisite thereof, by any agency of the United States; shall be fined under this title, or imprisoned not more than one year, or both. 42 USC 51983 provides that every person who, under color of any statute, ordinance, regulation, custom, or usage, of any State or Territory or the District of Columbia, subjects, or causes to be subjected, any citizen of the United States or other person within the jurisdiction thereof to the deprivation of any rights, privileges, or immunities secured by the Constitution and laws, shall be liable to the party injured in an action at law, suit in equity, or other proper proceeding for redress. Warning, you may be in violation of Federal Law and persisting with your demand may lead to your arrest and/or civil damages! Also understand that the law provides that you can be held personally responsible and liable, as well as your company or agency. You are advised to cease and desist with your demand and to seek personal legal counsel if you do not understand the law. Notice of Service: l, certify that I personally delivered this notice to above named recipient end